Cover Page                                                             424(b)(3)
                                                                        33-89510

The Equitable Life Assurance Society of the United States

SUPPLEMENT DATED AUGUST 15, 2003 TO THE MAY 1, 2003 PROSPECTUSES FOR:
EQUI-VEST(R) (Series 100 and 300)
EQUI-VEST(R) Employer Sponsored Retirement Programs
Momentum(SM)
Momentum Plus(SM)
--------------------------------------------------------------------------------

This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), dated May 1, 2003 as previously supplemented (together, the "Prospectuses"). Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses. We will send you another copy of any Prospectus without charge, upon request.


A.   CHANGES TO VARIABLE INVESTMENT OPTIONS AND NEW VARIABLE INVESTMENT OPTIONS

1. On the first page of each Prospectus, the third sentence of the paragraph immediately following the chart listing the variable investment options is deleted in its entirety and replaced with the following:

     Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of EQ Advisors Trust, AXA Premier VIP Trust, The Universal Institutional Funds, Inc., or Barr Rosenberg Variable Insurance Trust (the "Trusts").

2. In "Contract features and benefits" under "Portfolios of the Trusts," the following is added after the first paragraph:

     Certain EQ Advisors Trust portfolios available through variable investment options under your contract were the subject of a plan of reorganization pursuant to which all of the assets and liabilities of each affected portfolio were transferred to a newly created portfolio of the AXA Premier VIP Trust. The transactions were effective on or about August 15, 2003, pursuant to a shareholder vote. The affected portfolios are the AXA Premier VIP Aggressive Equity Portfolio (formerly EQ/Aggressive Stock), AXA Premier VIP High Yield Portfolio (formerly EQ/High Yield), and the AXA Moderate Allocation Portfolio (formerly EQ/Balanced). Information about these portfolios is set forth below. The names of the corresponding variable investment options have been changed to reflect the new portfolio names. Please note that the AXA Moderate Allocation Portfolio is one of the AXA Allocation portfolios.

     In addition to the AXA Moderate Allocation option, we anticipate making available four other AXA Allocation variable investment options, the AXA Rosenberg VIT Value Long/Short Equity and the U.S. Real Estate -- Class 1 variable investment option (described below) on or about October 20, 2003, subject to regulatory approval. The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio will invest in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust (the "underlying portfolios"). Therefore, each AXA Allocation portfolio will, in addition to its own expenses such as management fees, bear its pro rata share of the fees and expenses incurred by the underlying portfolios, and the investment return of each AXA Allocation portfolio will be reduced by the underlying portfolios' expenses. The anticipated range of expenses expected to be incurred in connection with each AXA Allocation portfolio's investments in underlying portfolios is set forth in the AXA Premier VIP Trust prospectus.

3. All references in the Prospectuses to the EQ/Aggressive Stock, EQ/High Yield and EQ/Balanced Portfolios and variable investment options are changed to the AXA Premier VIP Aggressive Equity, AXA Premier VIP High Yield, and AXA Moderate Allocation Portfolios and variable investment options, respectively.

4. In "Contract features and benefits" under "Portfolios of the Trusts," the following information (reflecting the changes described in (2) above) regarding the AXA Premier VIP Aggressive Equity (formerly EQ/Aggressive Stock), AXA Premier VIP High Yield (formerly EQ/High Yield) and AXA Moderate Allocation (formerly EQ/Balanced) Portfolios replaces the information in the chart with respect to such Portfolios. In addition, in the same section, the following information (reflecting Adviser changes) regarding the AXA Premier VIP Small Mid Cap Growth and AXA Premier VIP International Equity Portfolios replaces the information in the chart with respect to such Portfolios. Information regarding the AXA Rosenberg VIT Value Long/Short Equity, the U.S. Real Estate -- Class 1 and the remaining four AXA Allocation Portfolios is also added to the chart:


166308                                                                  x00595

-------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                       Objective
-------------------------------------------------------------------------------------------------
AXA Moderate Allocation             Seeks long-term capital appreciation and current income
 (formerly EQ/Balanced)
-------------------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity   Seeks long-term growth of capital
 (formerly EQ/Aggressive Stock)
-------------------------------------------------------------------------------------------------
AXA Premier VIP High Yield          Seeks to achieve high total return through a combination
 (formerly EQ/High Yield)           of current income and capital appreciation
-------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap       Seeks long-term growth of capital
 Growth
-------------------------------------------------------------------------------------------------
AXA Premier VIP                     Seeks long-term growth of capital
 International Equity
-------------------------------------------------------------------------------------------------
AXA Aggressive Allocation           Seeks long-term capital appreciation
-------------------------------------------------------------------------------------------------
AXA Conservative Allocation         Seeks a high level of current income
-------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation    Seeks current income and growth of capital, with a
                                    greater emphasis on current income
-------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation        Seeks long-term capital appreciation and current income
                                    with a greater emphasis on capital appreciation
-------------------------------------------------------------------------------------------------
 Barr Rosenberg Variable
  Insurance Trust
 Portfolio Name                      Objective
-------------------------------------------------------------------------------------------------
AXA Rosenberg VIT Value             Seeks to increase the value of your investment in bull
 Long/Short Equity                  markets and bear markets through strategies that are
                                    designed to have limited exposure to general equity
                                    market risk
-------------------------------------------------------------------------------------------------
 The Universal Institutional
  Funds, Inc.
 Portfolio Name                      Objective
-------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class 1(1)      Seeks to provide above average current income and
                                    long-term capital appreciation by investing primarily in
                                    equity securities of companies in the U.S. real estate
                                    industry, including real estate investment trusts
-------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
 AXA Premier VIP Trust
Portfolio Name                       Adviser(s)*
----------------------------------------------------------------------------------------
AXA Moderate Allocation             o Equitable Life
 (formerly EQ/Balanced)
----------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity   o Alliance Capital Management L.P.
 (formerly EQ/Aggressive Stock)     o MFS Investment Management
                                    o Marsico Capital Management, LLC
                                    o Provident Investment Counsel, Inc.
----------------------------------------------------------------------------------------
AXA Premier VIP High Yield          o Alliance Capital Management L.P.
 (formerly EQ/High Yield)           o Pacific Investment Management Company LLC
                                      (PIMCO)
----------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap       o Alliance Capital Management L.P.
 Growth                             o Provident Investment Counsel, Inc.
                                    o Franklin Advisers, Inc.
----------------------------------------------------------------------------------------
AXA Premier VIP                     o Alliance Capital Management L.P., through its
 International Equity                 Bernstein Investment Research and
                                      Management Unit
                                    o Bank of Ireland Asset Management (U.S.)
                                      Limited
                                    o Marsico Capital Management, LLC
----------------------------------------------------------------------------------------
AXA Aggressive Allocation           o Equitable Life
----------------------------------------------------------------------------------------
AXA Conservative Allocation         o Equitable Life
----------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation    o Equitable Life
----------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation        o Equitable Life
--------------------------------------------------------------------------------
 Barr Rosenberg Variable
  Insurance Trust
 Portfolio Name                     Investment Manager
----------------------------------------------------------------------------------------
AXA Rosenberg VIT Value             o AXA Rosenberg Investment Management LLC
 Long/Short Equity
----------------------------------------------------------------------------------------
 The Universal Institutional
  Funds, Inc.
 Portfolio Name                      Investment Manager
----------------------------------------------------------------------------------------
U.S. Real Estate -- Class 1(1)      o Van Kampen(2)
----------------------------------------------------------------------------------------


* Equitable Life serves as the investment manager for each Portfolio of EQ/Advisors Trust and AXA Premier VIP Trust. The Advisers indicated are those that make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.

(1)  `Class 1' shares are defined in the current underlying Trust prospectus.

(2) Van Kampen is the name under which Morgan Stanley Investment Management Inc. does business in certain situations.

B.   FEE TABLE INFORMATION

In the "Fee table" of each Prospectus, the footnote applicable to the information under the banner entitled "Portfolio operating expenses expressed as an annual percentage of daily net assets" is deleted in its entirety and replaced with the following:

Equitable Life, the manager of the AXA Premier VIP Trust and the EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2004. Under these Agreements, Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits such Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class 1, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Van Kampen reserves the right to terminate any waiver and/or reimbursement at any time without notice. AXA Rosenberg Investment Management LLC, the manager of the Barr Rosenberg Variable Insurance Trust -- AXA Rosenberg VIT Value Long/Short Equity, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectuses for each applicable underlying trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust Portfolio and each AXA Premier VIP Trust Portfolio pays is used to reduce the Portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce Portfolio expenses, the lowest and highest figures would be as shown in the table below (based on estimated amounts for the current fiscal year, since initial seed capital was invested for the Portfolio representing the "Lowest" figure on July 31, 2003 and for the Portfolio representing the "Highest" figure on May 2, 2003):

-----------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted from      Lowest     Highest
Portfolio assets including management fees, 12b-1 fees, service fees and/or other
expenses) after expense cap                                                              0.10%      2.00%
-----------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted from
Portfolio assets including management fees, 12b-1 fees, service fees and/or other expenses) after expense cap and after a portion of the brokerage commissions that
the Portfolio pays is used to reduce the Portfolio's expenses                            0.10%      2.00%
-----------------------------------------------------------------------------------------------------------

APPLICABLE TO EQUI-VEST(R) EMPLOYER SPONSORED RETIREMENT PROGRAMS AND EQUI-VEST(R) (SERIES 100 AND 300) CONTRACTS ONLY:

C. CHANGES TO "SELECTING YOUR INVESTMENT METHOD -- MAXIMUM INVESTMENT OPTIONS CHOICE"

The AXA Aggressive Allocation option, the AXA Rosenberg VIT Value Long/Short Equity option, the U.S. Real Estate -- Class 1 option, the AXA Premier VIP Aggressive Equity option (replacing EQ/Aggressive Stock), and the AXA Moderate-Plus Allocation option are added to Section A of the chart under "domestic stocks." The AXA Moderate Allocation option (replacing EQ/Balanced) is added to Section A of the chart under "Balanced hybrid."

The AXA Allocation Conservative option, the AXA Allocation Conservative-Plus option, and the AXA Premier VIP High Yield option (replacing EQ/High Yield) are added to Section B of the chart under "fixed income."

APPLICABLE TO MOMENTUM(SM) AND MOMENTUM PLUS(SM) CONTRACTS ONLY:

D.   CHANGES TO "TRANSFERRING YOUR ACCOUNT VALUE"

In "Transferring your money among investment options" under "Transferring your retirement account value," the third paragraph is deleted in its entirety and replaced with the following paragraph:

If your employer elects to fund your plan with the guaranteed interest option and any of the EQ/Alliance Intermediate Government Securities, EQ/Alliance Quality Bond, AXA Premier VIP High Yield, EQ/Money Market, AXA Premier VIP Core Bond, EQ/J.P.Morgan Core Bond, AXA Allocation Conservative, or AXA Allocation Conservative-Plus options, the maximum amount that may be transferred from the guaranteed interest option to any other variable investment option during a "transfer period" is the greater of (i) and (ii) below:

APPLICABLE TO EQUI-VEST EMPLOYER SPONSORED RETIREMENT PROGRAMS CONTRACTS ONLY:

E.   CHANGE TO BENEFICIARY CONTINUATION OPTION.

The Beneficiary continuation option is now available to SIMPLE IRA contracts, resulting in the following changes to the Prospectus:

1.   In "Payment of death benefit," the heading is modified to read:

     "Beneficiary continuation option (for TSAs and SIMPLE IRAs only)"

2.   The first sentence of the second paragraph is revised as follows:

     "Upon your death under a TSA or SIMPLE IRA contract, your beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum."



           The Equitable Life Assurance Society of the United States
                          1290 Avenue of the Americas
                              New York, NY 10104
                                (212) 554-1234

  Copyright 2003. The Equitable Life Assurance Society of the United States.
                             All Rights reserved.
EQUI-VEST(R), Momentum(SM) and Momentum Plus(SM) are registered servicemarks or servicemarks of
           The Equitable Life Assurance Society of the United States.

The Equitable Life Assurance Society of the United States

SUPPLEMENT DATED AUGUST 15, 2003 TO THE MAY 1, 2003 PROSPECTUSES FOR:
EQUI-VEST(R) Express(SM)
EQUI-VEST(R) (Series 800)
EQUI-VEST(R) Vantage(SM) (Series 900)
TSA Advantage(SM) (Series 600)
--------------------------------------------------------------------------------

This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), dated May 1, 2003 as previously supplemented (together, the "Prospectuses"). Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses. We will send you another copy of any Prospectus without charge, upon request.


A.  CHANGES TO VARIABLE INVESTMENT OPTIONS AND NEW VARIABLE INVESTMENT OPTIONS

1. On the first page of each Prospectus, the third sentence of the paragraph immediately following the chart listing the variable investment options is deleted in its entirety and replaced with the following:

    Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of EQ Advisors Trust, AXA Premier VIP Trust, The Universal Institutional Funds, Inc., or Barr Rosenberg Variable Insurance Trust (the "Trusts").

2. In "Contract features and benefits" under "Portfolios of the Trusts," the following is added after the first paragraph:

    Certain EQ Advisors Trust portfolios available through variable investment options under your contract were the subject of a plan of reorganization pursuant to which all of the assets and liabilities of each affected portfolio were transferred to a newly created portfolio of the AXA Premier VIP Trust. The transactions were effective on or about August 15, 2003, pursuant to a shareholder vote. The affected portfolios are the AXA Premier VIP Aggressive Equity Portfolio (formerly EQ/Aggressive Stock), AXA Premier VIP High Yield Portfolio (formerly EQ/High Yield), and the AXA Moderate Allocation Portfolio (formerly EQ/Balanced). Information about these portfolios is set forth below. The names of the corresponding variable investment options have been changed to reflect the new portfolio names. Please note that the AXA Moderate Allocation Portfolio is one of the AXA Allocation portfolios.

    In addition to the AXA Moderate Allocation option, we anticipate making available four other AXA Allocation variable investment options, the AXA Rosenberg VIT Value Long/Short Equity and the U.S. Real Estate -- Class 1 variable investment option (described below) on or about October 20, 2003, subject to regulatory approval. The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio will invest in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust (the "underlying portfolios"). Therefore, each AXA Allocation portfolio will, in addition to its own expenses such as management fees, bear its pro rata share of the fees and expenses incurred by the underlying portfolios, and the investment return of each AXA Allocation portfolio will be reduced by the underlying portfolios' expenses. The anticipated range of expenses expected to be incurred in connection with each AXA Allocation portfolio's investments in underlying portfolios is set forth in the AXA Premier VIP Trust prospectus.

3. All references in the Prospectuses to the EQ/Aggressive Stock, EQ/High Yield and EQ/Balanced Portfolios and variable investment options are changed to the AXA Premier VIP Aggressive Equity, AXA Premier VIP High Yield, and AXA Moderate Allocation Portfolios and variable investment options, respectively.

4. In "Contract features and benefits" under "Portfolios of the Trusts," the following information (reflecting the changes described in (2) above) regarding the AXA Premier VIP Aggressive Equity (formerly EQ/Aggressive Stock), AXA Premier VIP High Yield (formerly EQ/High Yield) and AXA Moderate Allocation (formerly EQ/Balanced) Portfolios replaces the information in the chart with respect to such Portfolios. In addition, in the same section, the following information (reflecting Adviser changes) regarding the AXA Premier VIP Small/Mid Cap Growth and AXA Premier VIP International Equity Portfolios replaces the information in the chart with respect to such Portfolios. Information regarding the AXA Rosenberg VIT Value Long/Short Equity, the U.S. Real Estate -- Class 1 and the remaining four AXA Allocation Portfolios is also added to the chart:

166308                                                                    x00596

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST
PORTFOLIO NAME                       OBJECTIVE                                                  ADVISER(S)*
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation             Seeks long-term capital appreciation and current income     o Equitable Life
 (formerly EQ/Balanced)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity   Seeks long-term growth of capital                           o Alliance Capital Management L.P.
 (formerly EQ/Aggressive Stock)                                                                 o MFS Investment Management
                                                                                                o Marsico Capital Management, LLC
                                                                                                o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP High Yield          Seeks to achieve high total return through a combination    o Alliance Capital Management L.P.
 (formerly EQ/High Yield)           of current income and capital appreciation                  o Pacific Investment Management
                                                                                                  Company LLC (PIMCO)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap       Seeks long-term growth of capital                           o Alliance Capital Management L.P.
 Growth                                                                                         o Provident Investment Counsel, Inc.
                                                                                                o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International       Seeks long-term growth of capital                           o Alliance Capital Management L.P.,
 Equity                                                                                           through its Bernstein Investment
                                                                                                  Research and Management Unit
                                                                                                o Bank of Ireland Asset Management
                                                                                                  (U.S.) Limited
                                                                                                o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation           Seeks long-term capital appreciation                        o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation         Seeks a high level of current income                        o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation    Seeks current income and growth of capital, with a          o Equitable Life
                                    greater emphasis on current income
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation        Seeks long-term capital appreciation and current income     o Equitable Life
                                    with a greater emphasis on capital appreciation
------------------------------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE
  INSURANCE TRUST
 PORTFOLIO NAME                      OBJECTIVE                                                  INVESTMENT MANAGER
------------------------------------------------------------------------------------------------------------------------------------
AXA Rosenberg VIT Value             Seeks to increase the value of your investment in bull      o AXA Rosenberg Investment
 Long/Short Equity                  markets and bear markets through strategies that are          Management LLC
                                    designed to have limited exposure to general equity
                                    market risk
------------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL
  FUNDS, INC.
 PORTFOLIO NAME                      OBJECTIVE                                                  INVESTMENT MANAGER
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class 1(1)      Seeks to provide above average current income and           o Van Kampen(2)
                                    long-term capital appreciation by investing primarily in
                                    equity securities of companies in the U.S. real estate
                                    industry, including real estate investment trusts
------------------------------------------------------------------------------------------------------------------------------------

* Equitable Life serves as the investment manager for each Portfolio of EQ/Advisors Trust and AXA Premier VIP Trust. The Advisers indicated are those that make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.
(1)  `Class 1' shares are defined in the current underlying Trust prospectus.
(2) Van Kampen is the name under which Morgan Stanley Investment Management Inc. does business in certain situations.

B.    FEE TABLE INFORMATION

In the "Fee table" of each prospectus, the footnote applicable to the information under the banner entitled "Portfolio operating expenses expressed as an annual percentage of daily net assets" is deleted in its entirety and replaced with the following:

Equitable Life, the manager of the AXA Premier VIP Trust and the EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2004. Under these Agreements, Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits such Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class 1, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Van Kampen reserves the right to terminate any waiver and/or reimbursement at any time without notice. AXA Rosenberg Investment Management LLC, the manager of the Barr Rosenberg Variable Insurance Trust -- AXA Rosenberg VIT Value Long/Short Equity, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectuses for each applicable underlying trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust Portfolio and each AXA Premier VIP Trust Portfolio pays is used to reduce the Portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce Portfolio expenses, the lowest and highest figures would be as shown in the table below (based on estimated amounts for the current fiscal year, since initial seed capital was invested for the Portfolio representing the "Lowest" figure on July 31, 2003 and for the Portfolio representing the "Highest" figure on May 2, 2003):


------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted from Portfolio           Lowest     Highest
assets including management fees, 12b-1 fees, service fees and/or other expenses) after
expense cap                                                                                             0.35%      2.00%
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted from Portfolio assets including management fees, 12b-1 fees, service fees and/or other expenses) after
expense cap and after a portion of the brokerage commissions that the Portfolio pays is                 0.35%      2.00%
used to reduce the Portfolio's expenses
------------------------------------------------------------------------------------------------------------------------------------

C. CHANGES TO "SELECTING YOUR INVESTMENT METHOD -- MAXIMUM INVESTMENT OPTIONS CHOICE"

The AXA Aggressive Allocation option, the AXA Rosenberg VIT Value Long/Short Equity option, the U.S. Real Estate -- Class 1 option, the AXA Premier VIP Aggressive Equity option (replacing EQ/Aggressive Stock), and the AXA Moderate-Plus Allocation option are added to Section A of the chart under "domestic stocks." The AXA Moderate Allocation option (replacing EQ/Balanced) is added to Section A of the chart under "Balanced hybrid." The AXA Allocation Conservative option, the AXA Allocation Conservative-Plus option, and the AXA Premier VIP High Yield option (replacing EQ/High Yield) are added to Section B of the chart under "fixed income."








           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                          1290 AVENUE OF THE AMERICAS
                              NEW YORK, NY 10104
                                 (212) 554-1234
  COPYRIGHT 2003. THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. ALL RIGHTS RESERVED. EQUI-VEST(R), EQUI-VEST(R) EXPRESS(SM), EQUI-VEST(R)
                      VANTAGE(SM) AND EQUI-VEST(R) EMPLOYER
SPONSORED RETIREMENT PROGRAMS TSA ADVANTAGE(SM) ARE REGISTERED SERVICEMARKS OR
                                SERVICEMARKS OF
           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES.

                                                                               3